Exhibit 99.1

Oramed Pharmaceuticals to Present at Rodman & Renshaw 13th Annual Global Investment Conference

JERUSALEM, Israel – September 8, 2011 – Oramed Pharmaceuticals Inc. (OTC BB: ORMP.OB) (http://www.oramed.com), a developer of oral delivery systems, announced today that Roy Eldor, M.D., the Director of Medical Affairs at Oramed, is scheduled to present at the Rodman & Renshaw 13th Annual Global Investment Conference in the Israel track. The conference will be held at the Waldorf Astoria Hotel in New York City.

Dr Eldor is scheduled to speak on Tuesday September 13, 2011 at 1:35 p.m. ET in the Sutton Suite. He will discuss Oramed's strategic initiatives, updates and product pipeline.

For more information about the conference please visit www.rodm.com/2011conference

About Oramed Pharmaceuticals

Oramed Pharmaceuticals is a technology pioneer in the field of oral delivery solutions for drugs presently delivered via injection. Oramed is seeking to revolutionize the treatment of diabetes through its patented flagship product, an orally ingestible insulin capsule currently in Phase 2 clinical trials. Established in 2006, Oramed's technology is based on over 25 years of research performed by top research scientists at Jerusalem's Hadassah Medical Center. Oramed's corporate and R&D headquarters are based in Jerusalem.

For more information, please visit http://www.oramed.com

Safe Harbor Statement

Some of the statements contained in this press release are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements, including the risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for our product candidates; competition from other pharmaceutical or biotechnology companies; and the Company's ability to obtain additional funding required to conduct its research, development and commercialization activities. Please refer to the Company's filings with the Securities and Exchange Commission for a comprehensive list of risk factors that could cause actual results, performance or achievements of the Company to differ materially from those expressed or implied in such forward looking statements. The Company undertakes no obligation to update or revise any forward-looking statements.

Company and Investor Relations Contacts:
Oramed Pharmaceuticals
Tara Horn
Office: 646-240-4193
Cell: +972-54-334-4318
Email: tara@oramed.com

Oramed Pharmaceuticals, Inc.   |    Kefar Hi-Tech 2/5 Po Box 39098, Jerusalem, Israel 91390.   |    www.oramed.com
Phone: 011-972-2-566-0001   |    Fax: 011 972-2-566-0004  |    Email: office@oramed.com